Exhibit 99.1

FOR IMMEDIATE RELEASE

Iron Mountain REIT Conversion to Enhance Stockholder Returns

Favorable Private Letter Rulings Received from Internal Revenue Service

Electing REIT Status Effective January 1, 2014

Company Updates Guidance and Estimated Special and Regular Distribution Amounts

BOSTON — June 25, 2014 — The board of directors of Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, has unanimously approved the company’s conversion to a real estate investment trust (“REIT”) for the taxable year beginning January 1, 2014, following the receipt of favorable private letter rulings from the Internal Revenue Service, including a ruling regarding the characterization of the company’s steel racking structures as real estate for REIT purposes under the Internal Revenue Code.

“We are delighted to be moving forward with our conversion to a REIT,” said William L. Meaney, Iron Mountain chief executive officer. “We believe the REIT structure fits well with our business and will enhance value for our stockholders through increased payouts. Moreover, this structure enhances our ability to sustain our durable, high-return storage rental business, expand our presence in emerging markets and pursue emerging business opportunities through disciplined capital allocation. As a result of successful conversion, we can offer stockholders the benefits of enhanced yield and stable, low-risk growth, thereby maximizing total returns.”

The company will host a conference call and webcast to discuss the planned REIT conversion tomorrow, Thursday June 26, 2014 at 8:30 am ET. For webcast and conference call details, please visit the company’s investor relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/default.aspx

Special and Regular Distributions

In accordance with tax rules applicable to REIT conversions, in order for Iron Mountain to be eligible to elect REIT status for the taxable year beginning January 1, 2014, Iron Mountain anticipates making a special distribution in the second half of 2014 of the company’s previously undistributed accumulated earnings and profits (the “2014 Special Distribution”). The 2014 Special Distribution also will encompass some extraordinary items of taxable income that the company expects to recognize in 2014, such as depreciation recapture in respect of the company’s accounting method changes commenced in its pre-REIT period as well as foreign earnings and profits that the company repatriates as dividend income.  Based on its current analysis, the company estimates that the aggregate amount of the 2014 Special Distribution will be between $600 and $700 million. The company expects to pay the 2014 Special Distribution in a combination of the company’s common stock and cash, with at least 80% in the form of common stock and up to 20% in cash. The 2014 Special Distribution follows an initial earnings and profits distribution of $700 million paid on November 21, 2012 and will result in a total estimated payout of Iron Mountain’s accumulated earnings and profits distributions associated with its REIT conversion, as well as the other extraordinary items of taxable income described above, of a range of $1,300 to $1,400 million. Iron Mountain will publicly announce a record date and payment date for the 2014 Special Distribution after such dates are determined by the board of directors.

Additionally, Iron Mountain expects its full-year 2014 annual distribution as a REIT to be $400 to $420 million, excluding the 2014 Special Distribution, compared with the current projected annual dividend of approximately $207 million. Based on 193 million shares of common stock outstanding, this amount represents a regular quarterly distribution of approximately $0.52 to $0.54 per share. However, the actual quarterly distribution rate per share for the remainder of 2014 will be adjusted to reflect cash distributions already paid on the common stock in 2014 and the number of shares of common stock issued in connection with the 2014 Special Distribution. Iron Mountain intends to make quarterly distributions that in the aggregate equal or exceed the minimum annual distribution required as a REIT, although the timing and amount of future distributions is at the discretion of Iron Mountain’s board of directors and will be based on a number of factors, including investment opportunities to advance the company’s strategic plan.

Principal advisors related to the REIT conversion are Sullivan & Worcester LLP, Latham & Watkins and PricewaterhouseCoopers LLP.

Financial Performance Outlook

Today the company updated 2014 guidance for Adjusted OIBDA, Adjusted EPS and Free Cash Flow (FCF) to reflect the expected election of REIT status effective January 1, 2014. Additionally, the company adjusted the range for regular dividends it would expect to distribute as a REIT. This guidance is based on current expectations and does not include the potential impact of any future acquisitions or divestitures:

($MM except per share data)	Previous C- Corp	C$ Growth	REIT	C$ Growth
Revenues	$3,090 - $3,170	2% - 4%(1)	$3,090 - $3,170	2% - 4%
Adjusted OIBDA(2)	$930 - $960	2% - 5%	$915 - $945	0% - 3%
Adjusted EPS	$1.03 - $1.14		$1.37 - $1.52(3)
Investments:
Capex (ex: Real Estate)(4)	~$245		~$250
Real Estate(5)	~$90		~$90
FCF (ex: Real Estate)	$300 - $340		$350 - $390
FFO (Normalized)	N/A		$435 - $485
AFFO	N/A		$565 - $615
Annual Dividend	~$207		$400 - $420

(1)         Includes 0% - 2% internal revenue growth

(2)         Excludes approximately $6 million of charges related to the company’s organizational realignment and includes on-going REIT compliance costs of approximately $15 million

(3)         Assumes 193 million shares outstanding

(4)         Includes ~$6 million for the relocation of the Boston headquarters and $5 million of REIT conversion Capex

(5)         Includes ~$40 million for data center construction

Guidance for 2014 assumes approximately 2.5% revenue benefit and approximately $20 - $25 million of Adjusted OIBDA from 2013 acquisitions, including initial acquisition integration costs. The company’s 2014 guidance reflects expected cost savings from 2013 restructuring initiatives; those benefits will offset cost inflation and pressure from expected core service declines and will support investment to advance the company’s strategic plan.  The company’s capital spending and free cash flow outlook include an estimated $50 million of spending related to acquisition integration and facility consolidation.

Revised 2014 REIT guidance includes the impact from ongoing annual REIT compliance costs of approximately $15 million. Revised 2014 guidance does not include costs associated with the company’s REIT conversion (“REIT Costs”), reversal of certain deferred tax items resulting from the REIT conversion or shares of common stock issued as part of the 2014 Special Distribution.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management services. The company’s real estate network of over 66 million square feet across more than 1,000 facilities in 36 countries allows it to serve customers around the world. And its solutions for records management, data management, document management, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden	Faten Freiha
Senior Vice President, Investor Relations	Director, Investor Relations
melissa.marsden@ironmountain.com	faten.freiha@ironmountain.com
(617) 535-8595	(617) 535-8404

Media Contact:

Dan O’Neill

Director, Corporate Communications

dan.oneill@ironmountain.com

(617)535-2966

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act.  Forward-looking statements include Iron Mountain’s 2014 financial performance outlook and statements regarding Iron Mountain’s stockholders benefitting from stable, low-risk growth, the estimated amount of the 2014 Special Distribution and Iron Mountain’s estimated 2014 regular distributions, Iron Mountain’s operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations and the anticipated benefits from Iron Mountain’s proposed conversion to a REIT.  These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When the company uses words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, it is making forward-looking statements.

Although the company believes that the forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. Important factors that could cause actual results to differ from expectations include, among others: (i) the actual 2014 Special Distribution and the company’s expected full-year 2014 minimum annual distribution as a REIT may be materially different from the company’s estimates set forth above; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers’ information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; and (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in the company’s Annual Report on Form 10-K filed on February 28, 2014, under “Item 1A. Risk Factors,” and other documents that the company files with the Securities and Exchange Commission from time to time.

Except as required by law, the company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

We have included supplemental non-GAAP financial measures in the guidance section of this press release. This presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments.  We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Adjusted OIBDA

Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.  We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets.  We believe Adjusted OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Adjusted Earnings Per Share from Continuing Operations, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items.  We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.  We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Free Cash Flows before Acquisitions and Discretionary Investments, or FCF

FCF is defined as Cash Flows from Operating Activities from continuing operations less capital expenditures (excluding real estate and capital expenditures associated with the REIT conversion), net of proceeds from the sales of property and equipment and other, net, and additions to customer relationship and acquisition costs.  REIT Costs are also excluded from FCF. Our management uses this measure when evaluating the operating performance of our consolidated business.  We believe this measure provides relevant and useful information to our current and potential investors.  FCF is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness.

Funds From Operations, or FFO and FFO (Normalized)

FFO is a non-GAAP financial measure commonly used in the REIT industry.  FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets.  FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life.

Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance.  Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain.  Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs.

Adjusted Funds From Operations, or AFFO

AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures.  We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness.

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